Exhibit 1.1

6,000,000 Shares

Dynex Capital, Inc.

Common Stock

Underwriting Agreement

dated December 14, 2010

JMP SECURITIES LLC

December 14, 2010

JMP SECURITIES LLC

600 Montgomery Street

San Francisco, California 94111

As Representative of the several Underwriters listed on Schedule A hereto

Ladies and Gentlemen:

Dynex Capital, Inc., a Virginia corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “List of the Underwriters”) attached hereto (collectively, the “Underwriters”) an aggregate of 6,000,000 shares (the “Firm Offered Shares”) of its Common Stock, par value $0.01 per share (the “Common Stock”) in accordance with the terms and conditions set forth in this Underwriting Agreement (the “Agreement”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 900,000 shares (the “Optional Offered Shares”) of Common Stock, as provided in Section 2 hereof. The Firm Offered Shares and, if and to the extent such option is exercised, the Optional Offered Shares are collectively called the “Offered Shares.” JMP Securities LLC (“JMP”) has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Offered Shares.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-149475), which contains a form of prospectus to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the financial statements, exhibits, and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act (such information, the “Rule 430 Information”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. As used herein, the term “Preliminary Prospectus” means any preliminary prospectus relating to the Offered Shares included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act, including any preliminary prospectus supplement thereto relating to the Offered Shares, and the term “Prospectus” means the final prospectus relating to the Offered Shares, including any prospectus supplement relating to the Offered Shares, as filed with the Commission pursuant to Rule 424(b) under the Securities Act. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 9:30 a.m. New York City time on December 14, 2010 (the “Time of Sale”), the Company had prepared the following information (collectively, the “General Disclosure Package”): a Preliminary Prospectus dated December 13, 2010, each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule B hereto and the pricing information set forth on Schedule B.

Section 1. Representations and Warranties of the Company.

A. Representations and Warranties of the Company. The Company hereby represents and warrants to each Underwriter as follows:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(b) General Disclosure Package. The General Disclosure Package, at the Time of Sale, did not, and at the First Closing Date (as hereinafter defined) and as of the Second Closing Date (as hereinafter defined), as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such General Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof. No statement of material fact included in the Prospectus has been omitted from the General Disclosure Package and no statement of material fact included in the General Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule B hereto and other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the General Disclosure Package, such Issuer Free Writing Prospectus, did not, and at the First Closing Date and as of the

Second Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof. Each such Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares or until any earlier date that the Company notified or notifies the Representative as described in Section 3(e) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any Preliminary Prospectus deemed to be a part thereof that has not been superseded or modified.

(d) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(1) under the Securities Act has been received by the Company. At the time of filing and at each effective date of the Registration Statement, the Company met and continues to meet the requirements for use of Form S-3 under the Securities Act. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the knowledge of the Company, threatened by the Commission; as of each effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the First Closing Date and as of the Second Closing Date, as the case may be, the Prospectus does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by an Underwriter consists of the information described as such in Section 8(c) hereof.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Capitalization and Other Capital Stock Matters. The authorized shares of capital stock of the Company, including the Offered Shares, conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus; the Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus; at the First Closing Date, 29,409,336 shares of Common Stock will be issued and outstanding and no shares of preferred stock or any other class of capital stock will be issued and outstanding; the outstanding shares of capital stock of the Company and, to the Company’s knowledge, the outstanding capital stock and limited liability company membership interests of each subsidiary of the Company (each, except where noted, a “Subsidiary” and, collectively, the “Subsidiaries”), have been duly and validly authorized and issued and are fully paid and nonassessable, have been issued in compliance with federal and state securities laws; except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus or in filings with the Commission pursuant to Section 16 of the Exchange Act, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any equity interests of the Company or, to the Company’s knowledge, any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or, to the Company’s knowledge, any such Subsidiary any such equity interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or, to the Company’s knowledge, any such Subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options; the description of the Company’s incentive, bonus and other share plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, General Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(g) Organization and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under and by virtue of the laws of the Commonwealth of Virginia, with all requisite corporate power and authority to own, lease and operate its properties, and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified as a foreign corporation to transact business or licensed and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification or license except to the extent that any failure to be so duly qualified or in good standing could not, individually or in the aggregate, have a material adverse effect on the assets, business, management, operations, earnings, properties or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries taken as a whole (any such effect, where the context so requires, is hereinafter called a “Material Adverse Effect”); except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of beneficial interest, capital stock, limited liability company membership interests or units of limited partnership interests of each Subsidiary is owned by the Company directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or from repaying to the Company or any other Subsidiary any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and the next paragraph, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

(h) Organization and Good Standing of the Subsidiaries. To the Company’s knowledge, the Subsidiaries have been duly incorporated, formed or organized, as the case may be, and are validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation, formation or organization, as applicable, with all requisite power and authority to own, lease and operate their respective properties and to conduct their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus; to the Company’s knowledge, each Subsidiary is duly qualified as a foreign corporation, or foreign limited liability company, as applicable, to transact business or licensed and is in good standing in each jurisdiction in which the conduct or nature of their business requires such qualification or license except to the extent that any failure to be so duly qualified or in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(i) Delivery of Copies. The Company has delivered to the Representative conformed copies of the Registration Statement (with exhibits) and the Preliminary Prospectus, as amended or supplemented, in such quantities and at such places as the Representative has reasonably requested for each of the Underwriters.

(j) Distribution of Offering Materials. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date or the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than the Registration Statement, the General Disclosure Package and the Preliminary Prospectus.

(k) Compliance with Laws. The Company and the Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates except to the extent that any failure to be in such compliance could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l) Non-Contravention of Existing Instruments. The Company is not in violation of its Articles of Incorporation, as amended or restated (the “Articles of Incorporation”), or Bylaws (the “Bylaws” and, together with the Articles of Incorporation, the “Organizational Documents”); and, to the Company’s knowledge, no Subsidiary is in violation of its applicable organizational documents (including, without limitation, limited liability company agreements); neither the Company nor, to the Company’s knowledge, any Subsidiary is in breach of or default in (nor has any event occurred that with notice, lapse of time, or both would constitute a breach of, or default in) the performance or observance of any material obligation, agreement, contract, franchise, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound.

(m) No Conflicts. The execution, delivery and performance of this Agreement, the issuance, sale and delivery by the Company of the Offered Shares and the consummation of the transactions contemplated by this Agreement or the General Disclosure Package and the

Prospectus will not, (A) conflict with, or result in any breach or constitute a default (nor constitute any event which with notice, lapse of time, or both would constitute a breach or default) (i) by the Company of any provision of the Organizational Documents, by any Subsidiary of any provision of its applicable organizational documents, or (ii) of any provision of any material obligation, agreement, contract, franchise, license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected (each, a “Company Document”), except where such conflicts, breaches or defaults could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary, except where such creation or imposition that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Due Authorization. The Company has the full legal right, corporate power and authority to enter into each of this Agreement and to consummate the transactions contemplated herein and therein; the Company has the corporate power to issue, sell and deliver the Offered Shares as provided herein; this Agreement (assuming the due authorization, execution and delivery of this Agreement by the Representative) has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions in this Agreement may be limited by federal or state securities laws and public policy considerations in respect thereof.

(o) No Consents Required. No approval, authorization, consent or order of, or registration or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required for the Company’s execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein, including the sale and delivery of the Offered Shares, other than (i) such as have been obtained, or will have been obtained before the First Closing Date or the Second Closing Date, as the case may be, under the Securities Act and the Exchange Act, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Offered Shares are being offered by the Underwriters, and (iii) such approvals obtained in connection with the approval of the listing of the Offered Shares on the New York Stock Exchange (the “Exchange”) or (iv), if required, any approvals, authorizations, consents or orders of or filings with the Financial Industry Regulatory Authority (“FINRA”).

(p) Licenses and Permits. Each of the Company and, to the Company’s knowledge, the Subsidiaries has all necessary licenses, permits, authorizations, consents and approvals, possess valid and current certificates, has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except to the extent that any failure to have any such licenses, permits, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor, to the Company’s knowledge, any of the Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services that it currently provides or that it proposes to provide as set forth in the Prospectus, except where failure to obtain any such accreditation or certification could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; neither the Company nor, to the Company’s knowledge, any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such certificate, license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which could result in a Material Adverse Effect.

(q) No Material Actions or Proceedings. There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened (i) against or affecting the Company, or any of its Subsidiaries, or (ii) which has the subject thereof any of the respective officers and directors of the Company or any officers, directors, managers or partners of its Subsidiaries, or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such Subsidiary and (B) if so determined adversely, could result in a judgment, decree, award or order having a Material Adverse Effect or could adversely affect the consummation of the transactions contemplated by this Agreement.

(r) Financial Statements. The financial statements, including the notes thereto, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and on a consistent basis during the periods involved (except as may be expressly stated in the related notes thereto) and in accordance with Regulation S-X promulgated by the Commission; the other financial data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; no other financial statements are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; no pro forma financial information is required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(s) Independent Accountants. (i) BDO USA LLP (formerly BDO Seidman LLP), who have certified certain financial statements of the Covered Entities and expressed their opinions in reports with respect to the consolidated financial statements of the Covered Entities filed with the Commission as part of the Registration Statement, the General Disclosure Package and Prospectus or incorporated by reference therein are, and were during the periods covered by its reports, an independent registered public accounting firm with respect to the Company as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (United States); and (ii) to the Company’s knowledge, BDO USA LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”).

(t) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the assets, business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries taken as a whole (any such change is called a “Material Adverse Change”); (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(u) No Applicable Registration or Other Similar Rights. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act (the “Registration Rights Agreements”); any notices required to be given under any Registration Rights Agreement were given and no person with rights thereunder has exercised any such rights; no person has a right of participation or first refusal with respect to the sale of the Offered Shares by the Company.

(v) Authorization of the Offered Shares to be Issued and Sold by the Company. The issuance and sale of the Offered Shares to the Underwriters hereunder have been duly authorized by the Company, and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Offered Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the Organizational Documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise.

(w) Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and is listed on the Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or the FINRA is contemplating terminating such registration or listing. As of the First Closing Date, the Offered Shares will have been authorized for listing, upon official notice of issuance, on the Exchange.

(x) No Price Stabilization or Manipulation. The Company has not taken, and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(y) No Requirement to Register as a Broker/Dealer. Neither the Company nor any of its affiliates is (i) required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) a person associated with a member of FINRA (within the meaning of Article I of the Bylaws of FINRA).

(z) No Reliance on Representative. The Company has not relied upon the Representative or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Offered Shares.

(aa) Share Certificates. The form of certificate used to evidence the shares of Common Stock (including the Offered Shares) complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Organizational Documents of the Company and the requirements of the Exchange.

(bb) Descriptions of Documents. The descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of legal or governmental proceedings, contracts, leases and other legal documents are accurate and present fairly in all material respects the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Registration Statement, the General Disclosure Package and the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable against the Company in accordance with their respective terms, except to the extent as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

(cc) Intellectual Property Rights. The Company and each Subsidiary owns or possesses adequate and sufficient licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, domain names, software and design licenses, approvals, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively, “Intellectual Property Rights”) necessary to entitle the Company, the Company’s predecessors and each Subsidiary to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and any respective amendments and supplements thereto, and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect; neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property Rights; neither the Company nor any Subsidiary is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the General Disclosure Package and the Prospectus and are not described therein in all material respects; none of the technology employed by the Company or any Subsidiary has been obtained or is being used by the Company or any Subsidiary in violation of any contractual obligation binding on the Company or any Subsidiary or, to the Company’s knowledge, any of the officers, trustees, managers, partners, directors or employees of the Company or any Subsidiary, or otherwise in violation of the rights of any persons, except where such violations could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(dd) Investment Portfolio; Investment Policies; Title to Properties. Except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no plan or intention to materially alter its stated investment policies and operating policies and strategies as such are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Commission. The Company and each of the Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all other properties and assets reflected as owned directly by them, in each case free and clear of any security interests, mortgages, pledges, liens, encumbrances, equities, claims, and other defects or restrictions of any kind, except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not be material. The real property, improvements, buildings, equipment, and personal property held under lease by the Company or any Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment, or personal property by the Company or such Subsidiary.

(ee) Disclosure Controls. The Company and each of the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act). The Company and the Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff) Accounting Controls. The Company and each of the Subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(gg) Tax Law Compliance. Each of the Company and, to the Company’s knowledge, the Subsidiaries (i) has filed on a timely basis (taking into account all applicable extensions) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof, and (ii) has paid all material federal, state, local and foreign taxes due and payable; no material tax deficiency has been asserted against the Company or any of the Subsidiaries, nor does the Company or any of the Subsidiaries know of any tax deficiency that is likely to be asserted against any such entity which, if determined adversely to such entity, could reasonably have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of such entities.

(hh) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Offered Shares.

(ii) Insurance. The Company and, to the Company’s knowledge, each of the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate by the Company, if any, for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

(jj) Compliance with Environmental Laws. Neither the Company nor, to the Company’s knowledge, any Subsidiary is in violation, and none of them has received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to its business which could reasonably be expected to result in a Material Adverse Effect. The Company and, to the Company’s knowledge, each Subsidiary have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their businesses, and the Company and, to the Company’s knowledge, each Subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which could not, singly or in the aggregate, have a Material Adverse Effect.

(kk) Labor and Employment Matters. Neither the Company nor, to the Company’s knowledge, any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, termination, promotion, terms or conditions of employment or pay of employees, nor any applicable federal or state wages and hours law, the violation of any of which could have a Material Adverse Effect.

(ll) ERISA Compliance. The Company, the Subsidiaries and their “ERISA Affiliates” (as defined below) and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, the Subsidiaries or their ERISA Affiliates or to which the Company, the Subsidiaries or their ERISA Affiliates contribute or are required to contribute are in compliance in all material respects with ERISA and the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder and the corresponding provisions of state income tax codes (the “Code”); “ERISA Affiliate” means any trade or business, whether or not incorporated, which with the Company or a Subsidiary is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code; no such employee benefit plan is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA; there has been no non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 or 407 of ERISA) for which the Company, the Subsidiaries or their ERISA Affiliates have any liability; each such employee benefit plan that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(mm) No Unlawful Contributions or Other Payments. Neither the Company nor, to the Company’s knowledge, any of the Subsidiaries nor any officer, director, manager or trustee purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, in violation of law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries in violation of law, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries.

(nn) No Material Indebtedness to Officers. There are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers, directors, managers or trustees of the Company or any of the Subsidiaries or any of the members of the immediate families of any of them.

(oo) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or the Subsidiaries or any of the Company’s officers or directors, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, which could reasonably be expected to have a Material Adverse Effect.

(pp) Compliance with FCPA. Neither the Company nor, to the Company’s knowledge, any of its Subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its Subsidiaries, and to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(qq) Compliance with Money Laundering Laws. The operations of the Company and, to the Company’s knowledge, its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(rr) Compliance with OFAC. Neither the Company nor, to the Company’s knowledge, any of its Subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ss) No Material Relationship with Underwriters. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Offered Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(tt) No Unlawful Payment or Receipt of Funds. Neither the Company nor, to the Company’s knowledge, any of the Subsidiaries nor any employee or agent of the Company or any of the Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(uu) Authorization of the Company’s Securities. All securities issued by the Company or, to the Company’s knowledge, any of the Subsidiaries have been issued and sold in compliance with (i) all applicable federal and state securities laws and (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity.

(vv) No Broker’s Fees. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any broker’s or finder’s fees or similar payments in connection with the transactions herein contemplated.

(ww) Related Party Transactions. No business relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, trustees, managers, shareholders or partners of the Company or any of the Subsidiaries on the other hand, that is required by the Securities Act to be described in the Registration Statement, the General Disclosure Package and the Prospectus that is not so described.

(xx) Independent Directors. The Board of Directors of the Company has determined that each of the directors of the Company described as an “independent director” in the Registration Statement, the General Disclosure Package and the Prospectus is “independent” in accordance with the rules and regulations of the Exchange.

(yy) Company Not an “Investment Company”. Neither the Company nor any Subsidiary is, nor will the receipt of payment for the Offered Shares and application of the net proceeds from the Offered Shares as described in the Registration Statement, the General Disclosure Package and the Prospectus result in the Company or any Subsidiary becoming, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(zz) Statistical and Market Data. The statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources the Company believes to be reliable and accurate.

(aaa) Margin Rules. Neither the issuance, sale and delivery of the Offered Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(bbb) REIT Qualification. The Company has been, and upon the sale of the Placement Shares will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Code for all taxable years commencing with its taxable year ended December 31, 2004. The proposed method of operation of the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code. The Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT.

(ccc) Tax Disclosure. The factual description of the Company’s organization and actual and proposed method of operation set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Federal Income Tax Considerations of Our Status as a REIT” is accurate and presents fairly the matters referred to therein.

(ddd) Status under the Securities Act. The Company is not an “ineligible issuer,” as defined under the Securities Act, at the time specified in Rule 164(h) under the Securities Act in connection with the offering of the Offered Shares. At the date hereof, the Company is, and, at the First Closing Date and the Second Closing Date, the Company will be, eligible to use the Registration Statement in connection with the offering and sale of the Offered Shares.

(eee) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(fff) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee or delegatee thereof) and (ii) each such grant of Stock Options was made in accordance with the terms of the applicable Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Exchange. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinated the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their results of operations or prospects.

(ggg) Regulation S-T. The Preliminary Prospectus was, and the Prospectus delivered to the Underwriters for use in connection with this offering will be, identical to the versions of the Preliminary Prospectus and Prospectus transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

(hhh) Officer’s Certificate. Any certificate signed by any officer of the Company or any Subsidiary delivered to the Representative or to legal counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

Section 2. Purchase, Sale and Delivery of the Offered Shares.

(a) The Firm Offered Shares. The Company agrees to issue and sell to the several Underwriters the Firm Offered Shares upon the terms herein set forth. On the basis of the representations, warranties, and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Offered Shares set forth opposite their names on Schedule A attached hereto. The purchase price per Firm Offered Share to be paid by the several Underwriters to the Company shall be $9.81 per share.

(b) The First Closing Date. Delivery of certificates for the Firm Offered Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of DLA Piper LLP (US) (or such other place as may be agreed to by the Company and the Representative) at or before 10:00 a.m. New York City time, on December 17, 2010, or such other time and date as the Representative shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”); provided, however, that if the Company has not made available to the Representative copies of the Prospectus within the time provided in Section 2(g) hereof, the Representative may, in its sole discretion, postpone the First Closing Date until no later than two (2) full business days following delivery of copies of the Prospectus to the Representative. The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10 hereof.

(c) The Optional Offered Shares; the Second Closing Date. In addition, on the basis of the representations, warranties, and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 900,000 Optional Offered Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Offered Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Offered Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representative to the Company, which notice may be given at any time within thirty (30) days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Offered Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Offered Shares are to be registered, and (iii) the time, date, and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date, and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Offered Shares and the Optional Offered Shares). Such time and date of delivery of the Optional Offered Shares, if subsequent to the First Closing Date, is called the “Second Closing Date” and shall be determined by the Representative and shall not be earlier than three (3) nor later than five (5) full business days after delivery of such notice of exercise. If any Optional Offered Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Offered Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Offered Shares to be purchased as the number of Firm Offered Shares set forth on Schedule A attached hereto opposite the name of such Underwriter bears to the total number of Firm Offered Shares. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d) Public Offering of the Offered Shares. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable.

(e) Payment for the Offered Shares. Payment for the Offered Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Offered Shares and any Optional Offered Shares that the Underwriters have agreed to purchase. JMP, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f) Delivery of the Offered Shares. The Company shall deliver, or cause to be delivered, a credit representing the Firm Offered Shares to an account or accounts at The Depository Trust Company as designated by the Representative for the accounts of the Representative and the several Underwriters at the First Closing Date, against the receipt of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, a credit representing the Optional Offered Shares that the Representative and the Underwriters have agreed to purchase to an account or accounts at The Depository Trust Company as designated by the Representative for the accounts of the Representative and the several Underwriters, at the Second Closing Date, against the receipt of a wire transfer of immediately available funds for the amount of the purchase price therefor. Notwithstanding the foregoing, to the extent the Representative so elects at least three (3) full business days prior to the First Closing Date or the Second Closing Date, as the case may be, the Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters, certificates for the Firm Offered Shares and the Optional Offered Shares the Underwriters have agreed to purchase from them at the First Closing Date or the Second Closing Date, as the case may be. In such case, the certificates for the Offered Shares shall be in definitive form and registered in such names and denominations as the Representative shall have requested at least two (2) full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representative may designate.

(g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date that the Offered Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall request.

Section 3. Additional Covenants.

A. Covenants of the Company. The Company hereby covenants and agrees with each Underwriter as follows:

(a) Blue Sky Compliance. The Company shall cooperate with the Representative and legal counsel for the Underwriters and furnish such information as may be required to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares, provided that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation; and that the Company shall use its best efforts to prevent the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction and will advise the Representative promptly of such suspension or any initiation or threat of any proceeding for any such purpose; and that, in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(b) Post-Effective Amendments. If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Offered Shares may commence, the Company will use its reasonable best efforts to cause such post-effective amendment to become effective as soon as possible.

(c) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Shares; and, if requested by the Representative, the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement in such quantities and at such locations as the Representative may reasonably request, which Prospectus and Issuer Free Writing Prospectus furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Copies. At the Representative’s request, the Company will deliver, without charge, (i) to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Offered Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offered Shares by any Underwriter or dealer.

(e) Notice to the Representative. After the date of this Agreement, the Company shall promptly advise the Representative in writing of (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, or of any proceedings to remove, suspend, or terminate from listing the Common Stock from the Exchange, or the threatening or initiation of any proceedings for any of such purposes. The Company shall use its reasonable best efforts to prevent the issuance of any such order or suspension, removal or termination from listing, and, if the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment.

(f) Future Reports to the Underwriters. The Company will furnish to the Underwriters for a period of three years from the date of this Agreement, except for such documents that are publicly available on EDGAR, (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of Common Stock, and (ii) such other material information as the Underwriters may reasonably request regarding the Company and the Subsidiaries.

(g) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the First Closing Date (i) any event shall occur or condition shall exist as a result of which the General Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the General Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative(s) may designate, such amendments or supplements to the General Disclosure Package as may be necessary so that the statements in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the General Disclosure Package as so amended or supplemented, will comply with the law.

(h) Amendments or Supplements, Issuer Free Writing Prospectuses. During the Prospectus Delivery Period, before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Shares in the manner described under the caption “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Prospectus.

(j) Earnings Statement. If required by law, the Company will make generally available to its security holders and deliver to the Representative as soon as practicable an earnings statement complying with the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(k) Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Offered Shares on, and comply at all times during the Prospectus Delivery Period with the published rules and regulations of, the Exchange and file with the Exchange all documents and notices required by the Exchange of companies that have securities for which quotations are reported by the Exchange.

(l) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Offered Shares.

(m) Agreement Not to Offer or Sell Additional Securities. For a period of 60 days after the date of the Prospectus (the “Lock-up Period”), the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than (A) the Offered Shares to be sold hereunder, (B) options to purchase its Common Stock pursuant to any stock option plan, stock bonus, or other stock plan or arrangement approved by the Board of Directors of the Company and described in the Prospectus, or (C) Common Stock upon the exercise of such options described in clause (B). Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(n) No Stabilization. The Company will not, and will use its reasonable best efforts to cause its officers, directors, partners and affiliates, as applicable, not to, during the Prospectus Delivery Period, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Offered Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Offered Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

(o) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Exchange all reports and documents in the manner required by the Exchange Act and the Sarbanes-Oxley Act. Additionally, the Company shall report the use of proceeds from the issuance of the Offered Shares as may be required under Rule 463 under the Securities Act.

(p) Notice of Subsequent Events Affecting the Market Price of the Common Stock or Offered Shares. If at any time during the period prior to the Second Closing Date, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the reasonable opinion of the Representative, the market price of the Offered Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representative advising the Company to the effect set forth above, to forthwith prepare, consult with the Representative concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representative, responding to or commenting on such rumor, publication or event.

(q) Compliance with Registration Statement. The Company will comply with all of the provisions of any undertakings in the Registration Statement.

(r) REIT Qualification. The Company will use its reasonable best efforts during the Prospectus Delivery Period to continue to meet the requirements to qualify as a REIT under the Code.

(s) Investment Company Act. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.

(t) Taxes. The Company and its Subsidiaries will during the Prospectus Delivery Period pay all federal, state, local and foreign taxes and will file all tax returns required to be paid or filed for the current and subsequent taxable years; and there will be no material tax deficiency asserted against the Company or any of its Subsidiaries or any of their respective properties or assets during the Prospectus Delivery Period.

(u) Downgrade of Securities. The Company shall provide prompt written notice to the Representative if a downgrading shall have occurred during the Prospectus Delivery Period in the rating accorded any securities or preferred stock of or guaranteed by any of the Company’s Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.

Section 4. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Offered Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Offered Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Original Comfort Letter. On the date hereof, the Representative shall have received from BDO USA LLP, independent registered public accounting firm for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative (the “Original Comfort Letter”), containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(b) Accountants’ Bring-down Comfort Letter. The Representative shall have received on the First Closing Date and on the Second Closing Date, as the case may be, a letter (the “Bring-down Comfort Letter”) from BDO USA LLP addressed to the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, confirming that they are independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act, and based upon the procedures described in the Original Comfort Letter, but carried out to a date not more than three (3) business days prior to the First Closing Date or the Second Closing Date, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Comfort Letter are accurate as of the First Closing Date or the Second Closing Date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Comfort Letter which are necessary to reflect any changes in the facts described in the Original Comfort Letter since the date of such letter, or to reflect the availability of more recent financial statements, data, or information. The Representative shall have received an additional number of conformed copies of such accountants’ letter as the Representative may request for each of the several Underwriters.

(c) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Offered Shares, prior to the Second Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including any required Rule 430 Information) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing any required Rule 430 Information, and such post-effective amendment shall have become effective;

(ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or are pending, contemplated, or threatened by the Commission, and no suspension of the qualification of the Offered Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any such purposes, shall have occurred;

(iii) any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or any incorporated document or otherwise) shall have been complied with to the satisfaction of the Representative and Underwriters’ counsel;

(iv) the Registration Statement, the General Disclosure Package and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(v) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Offered Shares, prior to the Second Closing Date:

(i) in the judgment of the Representative, there shall not have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, earnings, operations, business, or prospects, whether or not arising from transaction in the ordinary course of business, of the Company and its Subsidiaries, considered as one entity, from that set forth in the Registration Statement, the General Disclosure Package or the Prospectus, which, in the sole judgment of the Representative, is material and adverse and that makes it, in the sole judgment of the Representative, impracticable or inadvisable to proceed with the public offering of the Offered Shares as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(e) Opinion of Counsel to the Company. On each of the First Closing Date and the Second Closing Date, the Representative shall have received favorable opinions of Troutman Sanders LLP, counsel for the Company, and Hunton & Williams LLP, special counsel for the Company, each in form and substance reasonably satisfactory to the Representative and its counsel addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, and the final form and substance of which shall be satisfactory to DLA Piper LLP (US), counsel for the Underwriters. The Representative shall have received such additional number of conformed copies of such legal opinion as the Representative may request for each of the several Underwriters.

(f) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date, the Representative shall have received the favorable opinion of DLA Piper LLP (US), counsel for the Underwriters, addressed to the Underwriters and dated as of the First Closing Date or Second Closing Date, as the case may be, in form and substance satisfactory to the Representative, and the Representative shall have received such additional number of conformed copies of such counsel’s legal opinion as the Representative may request for each of the several Underwriters. The Company shall have furnished to such counsel such documents as such may have requested for the purpose of enabling them to pass upon such matters.

(g) Officers’ Certificate. On each of the First Closing Date and the Second Closing Date, the Representative shall have received a written certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the First Closing Date or Second Closing Date, as the case may be, to the effect set forth in subsection (c)(ii) and subsection (d)(ii) of this Section 4, and further to the effect that:

(i) Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and its Subsidiaries, considered as one entity, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its Subsidiaries, considered as one entity, incurred by the Company or its Subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness that is material to the Company and its Subsidiaries, considered as one entity, (e) any dividend or distribution of any kind declared, paid, or made on the capital stock of the Company or any of its Subsidiaries, or (f) any loss or damage (whether or not insured) to the property of the Company or any of its Subsidiaries which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business, or business prospects of the Company and its Subsidiaries, considered as one entity;

(ii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, (a) the Registration Statement, the General Disclosure Package and the Prospectus, and any amendments or supplements thereto and the incorporated documents, when such incorporated documents became effective or were filed with the Commission, contained all material information required to be included therein by the Securities Act or the Exchange Act, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act, as the case may be; (b) the Registration Statement and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (c) the General Disclosure Package and the Prospectus and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (d) there has occurred no event required to be set forth in the Registration Statement, the General Disclosure Package, or an amended or supplemented Prospectus which has not been so set forth;

(iii) the representations, warranties, and covenants of the Company in this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iv) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(h) Secretary’s Certificate. The Representative shall receive, on each of the First Closing Date and the Second Closing Date, a certificate of the Secretary of the Company certifying as to (i) the Articles of Incorporation and any amendments thereto, (ii) the Bylaws and any amendments thereto, (iii) resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the other offering documents, (iv) correspondence with the Commission, (v) a specimen certificate evidencing the shares of Common Stock, (vi) the number of shares of Common Stock authorized and reserved for issuance by the Company and (viii) the minute books of the Company.

(i) Lock-Up Agreements. On the date hereof, each of the Company shall have furnished to the Representative an agreement in the form of Exhibit A attached hereto from Bryon L. Boston, Stephen J. Benedetti and each director of the Company. Such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

(j) Exchange Listing. The Offered Shares to be delivered on the First Closing Date or Second Closing Date, as the case may be, shall have been approved for listing on the Exchange, subject to official notice of issuance.

(k) FINRA No Objections Letter. If required by applicable law, prior to the First Closing Date, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representative and counsel for the Underwriters shall have received from the Company, as applicable, such other information, documents, certificates and opinions as they may require for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Offered Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 6, Section 8, Section 9, and Section 12 hereof shall at all times be effective and shall survive such termination.

Section 5. Payment of Expenses. The Company agrees to pay all costs, fees, and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer, and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants, and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping, and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents, and certificates of experts), each Preliminary Prospectus and the Prospectus, each Issuer Free Writing Prospectus and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees, and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representative, preparing and printing a “Blue Sky Survey,” an “International Blue Sky Survey,” or other memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the fees and expenses of counsel for the Underwriters in connection with, FINRA’s review and approval of the Underwriters’ participation in the offering and distribution of the Offered Shares, (viii) the fees and expenses associated with listing the Offered Shares on the Exchange, (ix) all costs and expenses incident to the travel and accommodation of the Company’s employees on the “roadshow,” (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Offered Shares made by the Underwriters caused by a breach of the Company’s representations in Section 1 hereof, and (xi) all other fees, costs, and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 5, and in Section 6, Section 8, and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Section 6. Reimbursement of the Underwriters’ Expenses.

If this Agreement is terminated by the Representative pursuant to Section 4, Section 7, Section 10 or Section 11 hereof, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all reasonable out-of-pocket expenses that shall have been incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including, without limitation, reasonable fees and disbursements of counsel, printing expenses, reasonable travel and accommodation expenses, postage, facsimile, and telephone charges.

Section 7. [Reserved].

Section 8. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any Loss (as hereinafter defined) to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such Loss (or actions in respect thereof as contemplated below) arises out of or is based (A) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or the omission or alleged omission therefrom necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (C) upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (D) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; and to reimburse each Underwriter and each such officer, employee or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representative) as such expenses are incurred by such Underwriter or such officer, employee or controlling person in connection with investigating, defending, settling, compromising, or paying any such Loss; provided, however, that the foregoing indemnity agreement shall not apply to any Loss to the extent, but only to the extent, such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus as specified in Section 8(c); provided, further, that with respect to any Preliminary Prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any Loss purchased Offered Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 hereof and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to the person asserting such Loss, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such Loss. “Loss” shall be defined as any loss, claim, damage, liability, expense, or action, as incurred, suffered by the specified person (collectively, the “Losses”). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, Its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Loss to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such Loss (or actions in respect thereof as contemplated below) arises out of or is based upon (A) any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any untrue or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus, or arises out of or is based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use therein as specified in Section 8(c); and to reimburse the Company or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating, defending, settling, compromising, or paying any such Loss. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Information Provided by the Underwriters. The Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) are the statements set forth in (i) the list of Underwriters and their respective participation in the sale of the Offered Shares, (ii) the sentences related to concessions and (iii) the first four paragraphs related to stabilization under the caption “Underwriting” in the Prospectus, and the Underwriters confirm that such statements are correct.

(d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced as a proximate result of such failure and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (JMP in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(e) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any Loss by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by Section 8(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise, or consent to the entry of judgment in any pending or threatened action, suit, or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise, or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit, or proceeding, and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any indemnified party.

Section 9. Contribution.

If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any Loss referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any Loss referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements, omissions, or inaccuracies in the representations and warranties herein which resulted in such Loss, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

The amount paid or payable by an indemnified party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(d) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(d) hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(d) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A attached hereto. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Any Loss for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such Loss is incurred, but in all cases, no later than forty-five (45) days of invoice to the indemnifying party.

Section 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Offered Shares set forth opposite their respective names on Schedule A attached hereto bears to the aggregate number of Firm Offered Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Shares are not made within forty-eight (48) hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5, Section 6, Section 8 and Section 9 hereof shall at all times be effective and shall survive such termination. In any such case, either the Representative or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven (7) days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 11. Termination of This Agreement. Prior to the First Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) the Company is unable or unwilling to perform its obligations under this Agreement; (ii) any of the conditions specified in Section 4 hereof shall not have been fulfilled when and as required by this Agreement to be fulfilled; (iii) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Exchange, or trading in securities generally on either the Nasdaq Stock Market or the Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (iv) a general banking moratorium shall have been declared by any federal, New York, or Virginia authorities; (v) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity (including without limitation any terrorist or similar attack), or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in the United States’ or international political, financial, or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (vi) in the judgment of the Representative there shall have occurred any Material Adverse Change; (vii) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated that, in the reasonable opinion of the Representative, materially adversely affects or will materially adversely affect the business or operations of the Company; (viii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs that, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Prospectus; or (ix) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident, terrorist attack, act of war or other calamity of such character as in the sole judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Section 5 and Section 6 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers, or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:

JMP Securities LLC

600 Montgomery Street

Suite 1100

San Francisco, California 94111

Facsimile: (415) 835-8910

Attention: Stephen Ortiz

with a copy to:

JMP Securities LLC

600 Montgomery Street

Suite 1100

San Francisco, California 94111

Facsimile: (415) 835-8910

Attention: Janet Tarkoff

with a copy to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Facsimile: (212) 884-8466

Attention: Daniel I. Goldberg

If to the Company:

Dynex Capital, Inc.

4991 Lake Brook Drive, Suite 100

Glen Allen, Virginia 23060

Facsimile: (804) 217-5860

Attention: Stephen J. Benedetti

with a copy to:

Troutman Sanders LLP

222 Central Park Avenue Suite 2000

Virginia Beach, Virginia 23462

Facsimile: (757) 687-1501

Attention: James J. Wheaton

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph, or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 16. Governing Law Provisions.

(a) Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(b) Consent to Jurisdiction. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action, or proceeding. Service of any process, summons, notice, or document by mail to such party’s address set forth above shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action, or other proceeding brought in any such court has been brought in an inconvenient forum.

(c) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment), and execution to which it might otherwise be entitled in the Specified Courts. With respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 17. No Advisory or Fiduciary Relationship. The Company acknowledge and agree that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of their respective stockholders, members, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, and (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company.

Section 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9 hereof, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs, and its business in order to assure that adequate disclosure has been made in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendments and supplements thereto) and any Issuer Free Writing Prospectus, as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

DYNEX CAPITAL, INC.

By:	/s/ Stephen J. Benedetti
Name: Stephen J. Benedetti
Title: Executive Vice President, Chief Operating
Officer and Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in San Francisco, California as of the date first above written.

JMP SECURITIES LLC

By:	/s/ Stephen Ortiz
Name: Stephen Ortiz
Title: Managing Director

For itself and as Representative of the several Underwriters named in Schedule A attached hereto.

SCHEDULE A

LIST OF THE UNDERWRITERS

Underwriters	Number of Firm Common Shares to be Purchased
JMP Securities LLC	5,400,000
Sterne, Agee & Leach, Inc.	600,000

Total	6,000,000

Schedule A-1

SCHEDULE B

1.	GENERAL DISCLOSURE PACKAGE

None.

2.	FINAL PRICING INFORMATION

Number of Firm Offered Shares: 6,000,000

Number of Optional Offered Shares: 900,000

Price to Public Per Share: $10.20

Schedule B-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

December [—], 2010

JMP Securities LLC

As Representative of the Several Underwriters

c/o JMP Securities LLC

600 Montgomery Street

San Francisco, California 94111

Re:	Dynex Capital, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company (“Common Stock”) or securities convertible into, exchangeable, or exercisable for Common Stock (such securities together with the Common Stock, the “Securities”). The Company proposes to carry out a public offering of Common Stock (the “Offering”) for which you will act as the Representative of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of JMP Securities LLC (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract to sell, sell any option or contract to purchase (including without limitation any short sale), purchase any option or contract to sell, pledge, transfer, grant any option, right or warrant for the sale of, establish or increase an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) liquidate or decrease a call equivalent position within the meaning of Rule 16a-16b) under the Exchange Act or otherwise dispose of any shares (collectively, a “Disposition”) of Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned’s intention to do any of the foregoing, or file or cause to be filed or participate in the filing of, any registration statement under the Securities Act of 1933, as amended relating to the Securities for a period commencing on the date hereof and continuing through the close of trading on the date sixty (60) days after the date of the Prospectus (the “Lock-up Period”). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, the undersigned may transfer his or her Securities (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) by will or intestate succession or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) via a “cashless” or other exercise of options or warrants to

Exhibit A-1

purchase Common Stock held by the undersigned as of the date hereof and (iv) through the disposition or sale of any of his or her Securities that are currently pledged by the undersigned in favor of a third party by the relevant third party pledgee. For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale, or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to, or derives any significant part of its value from Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

If (1) during the last 17 days before the last day of the 60-day restricted period and ends on the last day of the 60-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earning results during the 16-day period beginning on the last day of the 60-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing

Exhibit A-2